EXHIBIT 10.33


                         SOFTWARE ASSIGNMENT AGREEMENT

                                 BY AND BETWEEN

                                XOX CORPORATION

                                      AND

                                    GEOQUEST,
                                  A DIVISION OF
                       SCHLUMBERGER TECHNOLOGY CORPORATION

                          EFFECTIVE AS OF JUNE 1, 1998

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                               TABLE OF CONTENTS

Article I. DEFINITIONS ....................................................... 1

Article II. CONVEYANCE AND FEES .............................................. 5
       2.01   Grants ......................................................... 5
       2.02   Further Assurances ............................................. 6
       2.03   Consideration .................................................. 7

Article III. DELIVERY ........................................................ 7
       3.01   Delivery ....................................................... 7
       3.02   Further Assistance ............................................. 7

Article IV. TERM ............................................................. 7

Article V. REPRESENTATIONS AND WARRANTIES .................................... 8
       5.01   Warranties ..................................................... 8
       5.02   Irreparable Harm ............................................... 9

Article VI. INDEMNITY ........................................................ 9
       6.01   Indemnity ...................................................... 9
       6.02   Right to Use ...................................................10

Article VII. PROTECTION AND DEFENSE ..........................................10
       7.01   Maintenance of Conveyed Rights .................................10
       7.02   Enforcement ....................................................10
       7.03   Enforcement Damages ............................................11
       7.04   Procurement of Patents .........................................11
       7.05   Company Improvements ...........................................12
       7.06   Confidentiality ................................................12

Article VIII. MISCELLANEOUS ..................................................13
       8.01   Disclaimer .....................................................13
       8.02   Integration ....................................................13
       8.03   Successors and Assigns .........................................13
       8.04   Headings .......................................................13
       8.05   Counterparts ...................................................13
       8.06   Severability ...................................................13
       8.07   Attorneys Fees .................................................14

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       8.08   Judicial Proceeding ............................................14
       8.09   Arbitration ....................................................14
       8.10   Jurisdiction/Choice of Law .....................................14
       8.11   Third-Parties ..................................................14
       8.12   United States Laws .............................................14
       8.13   No Joint Venture ...............................................14
       8.14   All or Any Part of Conveyed Rights .............................14
       8.15   No Partition ...................................................15
       8.16.  New Applications ...............................................15


EXHIBITS AND SCHEDULES

Exhibit A - Standard Terms
Exhibit B - Software
Exhibit C - Arbitration

Schedule 5.01(a) - Conveyed Rights
Schedule 5.01(b) - Claims
Schedule 5.01(c) - Liens and Security Interests
Schedule 5.01(d) - Third Party Claims
Schedule 5.01(e) - Third Party Software

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                         SOFTWARE ASSIGNMENT AGREEMENT

      THIS SOFTWARE ASSIGNMENT AGREEMENT (this "Agreement"), is effective as of June 1, 1998 (the "Effective Date"), by and between XOX Corporation, a Delaware corporation (hereinafter "XOX"), and Geoquest, a division of Schlumberger Technology Corporation, a Texas corporation (hereinafter the "Company").

                                  WITNESSETH:

      WHEREAS, XOX has established and built a business based on the development and commercial marketing of the Software (as hereinafter defined), including through licensing activities and services provided primarily to XOX's customers;

      WHEREAS, XOX has previously licensed the Software to the Company, and the Company has been using the Software in its Business (as hereinafter defined);

      WHEREAS, the Company wishes to acquire from XOX, and XOX desires to sell to the Company an ownership interest in XOX's rights in the Software including related source code, such that thereafter the Company and XOX shall each thereafter possess undivided rights, independent of one another, to ownership and control of the Software and related source code, subject to the terms and conditions hereof;

      WHEREAS, the Company and XOX have entered into this Agreement to document and evidence the rights, title to and interest in and ownership of the Software being transferred herein to the Company; and

      WHEREAS, XOX and the Company further wish to agree on terms for the transmittal and protection of documentation and information pertaining to the Software;

      NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration and reasonably equivalent value, the receipt and sufficiency of which the parties hereto hereby acknowledge, the parties hereto, intending to be legally bound, agree as follows:

                             ARTICLE I. DEFINITIONS

      When used in this Agreement, the capitalized terms listed below shall have the following meanings:

      "Affiliates" shall mean any Person controlling, controlled by or under common control with any other Person. For purposes of this definition "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause

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the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise. Without limiting the generality of the foregoing, for purposes of this Agreement, (A) XOX and all Subsidiaries thereof shall be deemed to be Affiliates of XOX, and (B) Schlumberger Limited, a Netherlands Antilles corporation, and all Subsidiaries thereof shall be deemed to be Affiliates of the Company.

      "Ancillary Agreement" shall mean the Software Maintenance, Support and Assignment Agreement dated as of June 1, 1998, between XOX and the Company.

      "Business" shall mean the principal businesses that the Company and its Affiliates are engaged in on the Effective Date. Without limiting the generality of the foregoing, "Business" shall mean at least those lines of business identified by Schlumberger Ltd. in its annual report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission, provided however, that the term "Business" as used herein shall specifically exclude the fields of

      (A) computer-aided design (CAD) and

      (B) medical technology [*].

      "Company Intellectual Property" shall mean any improvement, derivative work, enhancement, modification, alteration, data, data structure, information, conception, technical information or trade secrets which emanated directly or indirectly from the Company (but excluding XOX Intellectual Property), and exists as of the Effective Date, including, but not limited to, information in any form and in any media, conversations, discussions or descriptions which (A) relate to the Business, Conveyed Rights or Software and (B) the Company deems proprietary or confidential, whether or not protectable by patent, copyright, trade secret, mask work rights, or SUI GENERIS laws.

      "Company Standard Terms" shall mean the Company's standard terms and conditions for lease, license or sublicense of the Company's proprietary interest in software to Third-Parties, as such standard terms and conditions are then in effect. By way of illustration, and not limitation, the Company Standard Terms as of the Effective Date are set forth in Exhibit A attached hereto. The Company Standard Terms shall contain reasonable restrictions to protect the confidentiality of the XOX Confidential Information and the copyrights in the XOX Intellectual Property.

      "Conveyed Rights" shall mean an undivided interest as a co-owner with XOX of all right, title, and interest of XOX in the XOX Intellectual Property existing on the Effective Date. The Conveyed Rights shall also include an unrestricted, nonexclusive, royalty-free transferable license, for use solely by Company and its Affiliates, to any part of the Development Environment for the XOX Intellectual Property owned by XOX on the Effective Date. Notwithstanding any provision of this Agreement to the contrary, the Conveyed Rights shall exclude any Third-Party Software incorporated or



[*] Confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

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embodied in, or compiled or combined with, the XOX Intellectual Property and the
Development Environment. All Conveyed Rights shall be subject to the terms and conditions of this Agreement.

     "Development Environment" shall mean any Documentation, programming, media, and other objects owned by or licensed to XOX on the Effective Date, including assemblers, compilers, workbenches, tools, and higher-level or proprietary languages, used by XOX for the development, maintenance, and implementation of the Software, to the extent such objects may be practically required by the Company or its assigns for any subsequent maintenance or enhancement of the same, similar, or related programming, development of other programming relating to the Software, in the course of the Business or the comprehension by a skilled technician of the operation of such Software.

      "Documentation" shall mean any support material owned by or licensed to XOX on the Effective Date related to the Software on any tangible media in existence on the Effective Date, including, without limitation, the documentation, instructions, training materials, materials useful for design (for example, and without limiting the generality of the foregoing, logic manuals, flow charts, and principles of operation), and other written materials or tangible items, electronic media, electronic mail messages, statements of principles of operation, schematics, pertinent commentary and explanations and any fixed General Know-How. The Documentation shall also include, without limitation, all derivative works, innovations, improvements, enhancements, modifications, substitutions or replacements of the foregoing owned by or licensed to XOX on the Effective Date, whether heretofore (A) developed by or for XOX, (B) XOX learned of or has knowledge of and is entitled to use or license to others, (C) acquired by or for XOX or (D) made through any joint venture, partnership, XOX Affiliate, development agreement or other arrangement that involves XOX and the Conveyed Rights, which are in existence on the Effective Date.

      "Effective Date" shall have the meaning first set forth therefor hereinabove.

      "General Know-How" shall mean any ideas, concepts, know-how, data, methods, techniques, processes, skills, tools, libraries, and adaptations pertaining to the Software owned by or licensed to XOX on the Effective Date, including generalized features of the sequence, structure, and organization of the Software, whether or not deemed proprietary or secret which are in existence on the Effective Date.

      "Object Code" shall mean the machine-readable form of the Software.

      "Person" shall mean any individual, person, firm, corporation, partnership (limited or general), joint venture, association, trust, unincorporated organization, limited liability company, governmental authority or any other form of entity.

      "Software" shall mean the software identified in Exhibit B hereto, including associated computer programming code (including both Object Code and Source Code versions thereof). The

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Software shall include, without limitation, all derivative works, innovations, improvements, enhancements, modifications, upgrades, substitutions or replacements for any of the foregoing which is owned by XOX on the Effective Date and which heretofore (A) has been developed by or for XOX, (B) XOX learned or has knowledge of and is entitled to use or license to others, (C) was acquired by or for XOX or (D) was made through any joint venture, partnership, XOX Affiliate, development agreement or other arrangement that involves XOX and the Conveyed Rights; except that the term "Software" shall exclude the fields of

            (i) computer-aided design (CAD) and

            (ii) medical technology [*].

      "Source Code" shall mean the human readable form of the Software, including all comments and any procedural code such as job control language.

      "Subsidiary" of any Person shall mean any corporation or other Person (whether now existing or hereafter created) of which at least 50% of the issued and outstanding securities having voting power for the election of directors or other equivalent managers of any Person, or at least 50% of the beneficial ownership interest, is now or hereafter owned or controlled, directly or indirectly, by any such Person; provided that the voting power and ownership of such Person and all of its Subsidiaries shall be aggregated together to determine whether a Person is a Subsidiary.

      "Third-Party" shall mean, with respect to any Person for which status as a "Third-Party" is to be determined, that (i) such Person is not an Affiliate of any other Person that is a party to the transaction or event for which status as a "Third-Party" is to be determined, and (ii) such Person would constitute a bona fide purchaser for value were such Person to be purchasing goods from any other Person party to the transaction or event for which "Third-Party" status is to be determined.

      "Third-Party Software" shall mean software or technology in which heretofore any Person or entity has claimed any right, title, or interest superior to XOX, including any restrictions or obligations (including obligations to obtain consents or approvals, and restrictions that may be eliminated only by obtaining consents or approvals) applicable to the Conveyed Rights.

      "Value Added" shall mean the inclusion by the Company of the Conveyed Rights, in binary non-linkable form that is not directly accessible to the users of the Value Added software in other software prepared, assembled, acquired, written or compiled by the Company and licensed, sublicensed, or leased by the Company, which shall constitute per se a "Value Added" transaction. Value Added software shall not be directly usable by Third Parties as a programming tool to develop new geometric modeling applications.



[*] Confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

      "XOX Confidential Information" shall mean any data or information (oral or written) (A) existing, conceived, created or obtained by XOX, (B) treated by XOX as confidential and (C) that relates to the Software. XOX Confidential Information shall be deemed to include, without limitation, the Source Code and the Development Environment.

      "XOX Copyright(s)" shall mean all copyright interests owned or claimed or acquired by XOX in the Software or Documentation existing on the Effective Date, including, without limitation, all common-law rights, moral rights and all rights to register and obtain renewals and extensions of copyright registrations, together with all other copyright interests accruing by reason of international copyright convention, and the right to sue for past, present, or future infringement and to collect and retain all damages and profits therefor.

      "XOX Intellectual Property" shall include, without limitation, any proprietary right of XOX in the Software, XOX Patent Rights, XOX Copyrights, XOX Confidential Information or other proprietary rights of XOX in the Software or Documentation in existence on the Effective Date, whether or not protectable by patent, trade secret, copyright, mask work right or SUI GENERIS rights and whether or not fixed in a tangible medium of expression, but shall exclude Company Intellectual property. For the avoidance of any doubt, it is the intent of the parties hereto that XOX Intellectual Property include all proprietary rights of XOX in the Software and/or the Documentation, which are owned by XOX on the Effective Date.

      "XOX Patent Rights" shall mean any patent or patent application in existence on the Effective Date, which issues to, or is acquired by, XOX under which the Company's use or proposed use of the Software would otherwise constitute patent infringement; including, without limitation, all continuations, continuations-in-part, divisions, reissues, renewals and extensions thereof, together with all patent interests accruing by reason of international treaty or convention, and the right to sue for past, present, or future infringement and to collect and retain all damages and profits therefor.

                        ARTICLE II. CONVEYANCE AND FEES

      2.01 Grants. (a) Subject to all of the provisions of this Agreement (including, without limiting the generality of the foregoing, Section 2.01(d) hereof), in consideration of the fees paid by the Company to XOX pursuant to
Section 2.03 hereof, as of the Effective Date, XOX hereby conveys, delivers, sells, transfers, and assigns to the Company ownership of all of the Conveyed Rights, and the Company hereby accepts such conveyance, such that from and after the Effective Date, pursuant to the foregoing, XOX and the Company shall each possess and own independently all of the rights to and ownership of the Conveyed Rights including, without limiting the generality of the foregoing, equal and independent rights to enforce, use, own, license, sublicense, lease, distribute, produce, reproduce, display, modify, enhance, improve or alter the Conveyed Rights or any part thereof, to prepare derivative works based on the Software, and to authorize Third Parties, and to license to Third Parties the right, to do some or all of the foregoing. Each of XOX and the

Company shall be entitled, without any obligation of accounting or any obligation to compensate any Person (including each other), except as otherwise expressly set forth herein, to exercise all of the foregoing rights, including, without limiting the generality of the foregoing, the rights of ownership, control, possession, enforcement (subject to Section 7.02 hereof), use, modification, enhancement, improvement, license, sublicense, lease, distribution, production, reproduction, display, alteration, preparation of derivative works, alienation, and authorization of Third Parties to do any of the foregoing; provided however, that such rights of the Company to ownership, control, possession, enforcement, use, modification, enhancement, improvement, license, sublicense, lease, distribution, production, reproduction, display, alteration, preparation of derivative works, alienation and authorization of Third Parties to do any of the foregoing, shall be limited solely to the Business.

      (b) Without limiting the generality of the foregoing, XOX and the Company have agreed that all rights set forth in this Section 2.01 hereof shall become effective upon the Effective Date.

      (c) The Company shall have the unrestricted right, power and ability to dispose of, license, sublicense or otherwise transfer to any Affiliate or Affiliates of the Company, any of its rights (including without limitation the Conveyed Rights or any part thereof) acquired hereunder, all without obligation for, use of or requirement or need for, any payment, accounting, liability, obligation, license from or compensation of any kind to XOX.

      (d) Except as otherwise expressly set forth herein, the Company may only license, sublicense, or lease the Conveyed Rights, or any part thereof, to Third-Parties and only (i) for use in the Business, (ii) in a Value Added context, and (iii) pursuant in all material respects to the Company's Standard Terms. It is agreed and understood that Company may not disclose, transfer, sell, assign, lease, license or otherwise convey any portion of the Source Code, Development Environment or Documentation to a Third Party, except that the Company may disclose the Source Code, Development Environment and Documentation to a contractor where the contractor is performing software development work under contract to the Company requiring access to the Source Code, Development Environment or Documentation, and provided that the contractor has entered into appropriate agreements with the Company to hold the Source Code, Development Environment and Documentation in confidence and that such agreements provide that the contractor must return all tangible copies of the Source Code, Development Environment and documentation and delete all copies of the Source Code, Development Environment and Documentation upon the completion or termination of its work for the Company.

      2.02 Further Assurances. XOX and the Company each agrees to execute and deliver such further instruments, and take such further actions, as may be reasonably requested by the other party in order to evidence more fully the conveyance of the Conveyed Rights in favor of the Company hereunder, and the rights which have been retained by XOX, provided that such further instruments and actions shall not, unless otherwise agreed, require either party to incur any obligation in addition to the obligations undertaken or assumed elsewhere in this Agreement.

      2.03 Consideration. In consideration of the conveyances by XOX to the Company of the Conveyed Rights, the Company shall pay to XOX, an aggregate fee in an amount equal to [*], such fee to be payable as follows:

      (a) [*] upon execution of this Agreement; and

      (b) [*], each such installment due on the first business day of each month commencing [*].

                             ARTICLE III. DELIVERY

      3.01 Delivery. Concurrently with the execution hereof, XOX shall deliver to the Company, at such location as the Company may request, a master copy of the Software and Documentation, including both Object Code and Source Code, in existence on the Effective Date or such portion thereof the Company may request. It is the intent of this Section 3.01 that the Company obtain and be entitled at all times to obtain all of the Software and Documentation or media that evidence or support any and all Conveyed Rights, as appropriate to the Company's exercise of its rights or support any and all rights hereunder.

      3.02 Further Assistance. For a reasonable period following the Effective Date until delivery of a master copy of the Software and Documentation is complete under the preceding paragraph, the parties shall mutually establish and conform to reasonable requirements for technical and functional documentation with respect to the preparation and retention of the Software. This section shall not obligate XOX to create or modify any Documentation, including technical and functional documentation, which is not in existence as of the Effective Date.

                                ARTICLE IV. TERM

       This Agreement shall become effective as of the Effective Date [*].



[*] Confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

                   ARTICLE V. REPRESENTATIONS AND WARRANTIES

5.01 Warranties. XOX represents and warrants that:

      (a) XOX has good title to the Conveyed Rights, and has full and sufficient right and authority to grant to the Company the rights, licenses, or interests in and to the Conveyed Rights as provided in this Agreement. Except as set forth in Schedule 5.01(a) attached hereto, to the best of XOX's knowledge, the conveyance of the Conveyed Rights, exercise of the Conveyed Rights by the Company, and delivery of the Conveyed Rights in accordance with this Agreement do not constitute an infringement of any Third-Party's interest and/or intellectual property rights, including, without limitation, patent, trade secret, mask work, copyright and SUI GENERIS rights.

      (b) Except as set forth in Schedule 5.01(b) hereto, to XOX's knowledge, no claim (whether or not embodied in any action, past or present) of infringement of any intellectual property involving or concerning the Conveyed Rights has been threatened or asserted against XOX, and no such claim is pending against XOX.

      (c) No Third-Party has any lien, claim, security interest, right or claim to the Conveyed Rights including, without limitation, any contingent rights (including, without limitation, any right contingent by virtue of an escrow agreement or equivalent thereof), except for (i) source code escrows and source code vaulting agreements that entitle the beneficiary thereof to use a copy of some part of the Conveyed Rights upon the happening of one or more contingent events that adversely affect XOX, and (ii) such liens and security interests which are listed on Schedule 5.01(c) and with respect to which written waivers of such rights have been obtained and delivered to the Company upon the execution hereof.

      (d) Except as set forth in Schedule 5.01(d) hereto, no Third-Party has or claims any ownership interest in the Conveyed Rights, whether obtained, without limitation, by assignment, inventorship, authorship, statute, inheritance, purchase, common law or custom.


      (e) Except as set forth on Schedule 5.01(e), (i) the Conveyed Rights do not include any Third-Party Software, and (ii) XOX has obtained any required consents, approvals and waivers necessary for XOX to be able to execute, deliver and perform the terms and provisions of this Agreement and to provide to the Company the benefits of such terms and provisions.

      (f) No bulk sales laws (such as Article 6 of the Uniform Commercial Code, as adopted in Minnesota) are applicable to the transactions contemplated herein.


      (g) The Software and Documentation being delivered to Company hereunder are full and complete and identical to that used in XOX's business as of the Effective Date, except for what XOX uses in the fields of

                  (i) computer-aided design (CAD) and

                  (ii) medical technology [*].

      5.02 Irreparable Harm. XOX acknowledges that any breach of Section 5.01 would subject the Company to irreparable harm and that the Company shall be entitled to seek an injunction to enforce such provisions. In addition, Company shall be entitled to seek recovery for any monetary damages it may also suffer as a result of XOX's breach of the foregoing warranties and representations or any other provision of this Agreement in accordance with the provisions of
Section 8.09 hereof. The remedies herein shall be in addition to, and not exclusive of, any other remedies to which the Company shall be entitled, including damages.

                             ARTICLE VI. INDEMNITY

      6.01 Indemnity. (a) XOX will defend, at its expense, any action brought against the Company to the extent that it is based on a claim that the use of the Software or Conveyed Rights (or any part thereof), as delivered by XOX within the scope of this Agreement, infringes any patent, trade secret, mask work right, copyright or SUI GENERIS right, and XOX will indemnify the Company from any expense, costs, damages, and fees (including attorney's fees) incurred by or finally awarded against the Company in such action which are attributable to such claim; provided that the Company notifies XOX promptly in writing of the claim; and provided further that the Company permits XOX to defend, compromise, or settle the claim and provides all available information, assistance and authority to enable XOX to do so. The Company shall have no authority to settle any claim on behalf of XOX and any such settlement shall be at the Company's risk and all costs, damages, and fees covered by such settlement shall be the responsibility of the Company. Nothing contained herein shall constitute XOX the agent of the Company, and XOX shall have no authority to bind, or act in the name of or on behalf of, the Company. XOX shall have no liability to Company for any claim or infringement based on use of the Software or Conveyed Rights as modified or used by Company with other software or data if such infringement would have been avoided by the avoidance of the use of such other software or data.



[*] Confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

      (b) The Company will defend, at its expense, any action brought against XOX to the extent that it is based on a claim (excluding claims that either the Software or the Conveyed Rights violate any rights of a Third Party), that the use of the Company Intellectual Property (or any part thereof), infringes any patent, trade secret, mask work right, copyright or SUI GENERIS right, and the Company will indemnify XOX from any expense, costs, damages, and fees (including attorney's fees) incurred by or finally awarded against XOX in such action which are attributable to such claim; provided that XOX notifies the Company promptly in writing of the claim; and provided further that XOX permits the Company to defend, compromise, or settle the claim and provides all available information, assistance and authority to enable the Company to do so. XOX shall have no authority to settle any claim on behalf of the Company and any such settlement shall be at XOX's risk and all costs, damages, and fees covered by such settlement shall be the responsibility of XOX. Nothing contained herein shall constitute the Company as the agent of XOX, and the Company shall have no authority to bind, or act in the name of or on behalf of, XOX.

      6.02 Right to Use. Should any Conveyed Rights become, or in XOX's opinion be likely to become, the subject of a claim of infringement of a patent, trade secret, mask work right, copyright or a SUI GENERIS right, XOX shall, upon the Company's request, (i) procure for the Company, at no cost to the Company, the right to continue to use the Conveyed Rights or (ii) replace or modify the Conveyed Rights, at no cost to the Company, to make such non-infringing, provided that the same rights and function and performance level shall be maintained by the replacement or modified Conveyed Rights. Should use of Software be enjoined, XOX shall, upon the Company's request, procure or replace as indicated above. The aforementioned remedies shall be in addition to and not exclusive of any remedy the Company may otherwise enjoy.

                       ARTICLE VII. PROTECTION AND DEFENSE

      7.01 Maintenance of Conveyed Right. Each of the Company or XOX may, in its discretion and at its expense, take such action from time to time after the Effective Date as may be reasonable or appropriate, in its judgment, to protect and preserve its title and interest in the Conveyed Rights and those rights retained by XOX, including by compliance to the extent the Company or XOX deems reasonable or appropriate, in its judgment, with applicable laws and regulations, both United States and foreign, respecting the registration of copyrights, the continuing registration of any registered copyrights, payment of any maintenance fee on any issued patent, requiring the other party to cause its appropriate employees, Affiliates and employees of Affiliates to execute or enforce reasonable nondisclosure and non-compete agreements, seeking patent protection and by seeking to enjoin any infringement by Third-Parties of the intellectual property represented by the Conveyed Rights or any part thereof.

      7.02 Enforcement. Neither the Company nor XOX shall have any duty to enforce any instance of alleged infringement or misappropriation of the Conveyed Rights; provided however, that a party learning of such alleged infringement shall identify in writing any such incident of alleged infringement or misappropriation to the other party in writing within thirty (30) days of first learning of such alleged act(s) of infringement. The parties shall then meet as soon as possible to discuss whether joint action against the alleged infringer is to be undertaken. If one party declines to join in prosecution of such claims, or fails to take appropriate action to prosecute such claims within thirty (30) days of receipt of written notice from the other party, then said declining or failing party shall be deemed to have assigned all its rights under such claim to the other party who shall be free, at its own cost and expense, to pursue and prosecute such persons and claims as it sees fit in its own name alone. A party bringing a separate action shall defend and indemnify the party not joining in that action against any counterclaim, cross-complaint, or cross-claim brought against the party not joining in the action seeking a declamatory judgment that the Conveyed Rights which are the subject of the action are invalid, unenforceable or not infringed.

      7.03 Enforcement Damages. If, as a result of any infringement or misappropriation action asserted solely by one party hereto (where the other party has declined or failed to take action to join in said action), damages are collected based specifically on the infringement or misappropriation of the Conveyed Rights by a Third-Party, then the prosecuting party shall be entitled to receive all of the damages recovered. If, as a result of any infringement or misappropriation action asserted jointly by the Company and XOX, damages are collected based specifically on the infringement or misappropriation of the Conveyed Rights by a Third-Party, then the Company and XOX shall be each entitled to receive one-half of the damages recovered after the respective costs and expenses of each party related to such action have been reimbursed and satisfied.

      7.04 Procurement Patents. (a) It is agreed and understood that neither party hereto shall have any duty or obligation to seek to file or obtain patent protection for any of the Conveyed Rights. The parties acknowledge and agree, in the event patent protection for an invention covering the Conveyed Rights is to be prepared and filed that XOX shall have the first opportunity for the preparation, filing and/or prosecution of any patent application or patent thereon through counsel of its choice. XOX shall notify the Company in writing, specifically identifying the applicable Conveyed Rights, at least 30 days prior to XOX's public disclosure of, or XOX's sale or public use of any product constituting Conveyed Rights, in the event that XOX has elected not to apply for a patent with respect to any patentable Conveyed Rights.

      (b) Company may join XOX as co-owner of any such patent application or patent by agreeing to pay one-half of the costs and expenses involved in seeking patent protection for such invention. If Company declines to make such payment within 30 days of a request for such payment, it shall not be deemed to be a co-owner of any resulting, patent; provided, however, that Company shall have a non-exclusive world-wide right and license, with right to sublicense, under any such patent application or patent issuing thereon in the field of its Business. In the event that XOX determines that it does not wish to seek patent protection for a particular invention relating, to the Conveyed Rights, the Company shall be free to apply for a patent solely in its own name with respect to such invention, at its sole cost and expense, and be the sole owner thereof, provided, however, that XOX shall have a non-exclusive world-wide right and license, with right to sublicense, under any such patent application or patent issuing thereon.

      7.05 Company Improvements. In the event the Company independently develops, reduces to practice or conceives Company Intellectual Property, the Company shall own all such know-how, modifications or other proprietary technology. Nothing in this Agreement shall be deemed to grant to XOX or create an obligation on the Company's part to grant to XOX any right Company Intellectual Property, now existing or which may hereafter come into existence.

      7.06 Confidentiality (a) Company shall make reasonable efforts to protect the XOX Confidential Information, including, without limitation, imposing contractual confidentiality and non competition obligations upon all individuals, Affiliates, employees of Affiliates of the Company, and Third Parties who are provided any portion of the same, to the extent legally permissible. The Company's obligations pursuant to this Section 7.06(a) above shall not apply to: (i) information that, at the time of disclosure, is, or, after disclosure, becomes generally known or available to the public other than as a consequence of the Company's breach of this Agreement; (ii) information (other than information provided to the Company by XOX) that was known or otherwise available to the Company prior to disclosure thereof by the Company;
(iii) information disclosed by a third party to the Company after disclosure by the Company if such third party's disclosure neither violates any obligation of the third party to XOX nor is a consequence of the Company's breach of this Agreement; (iv) information that XOX authorizes for release, (v) information required to be disclosed pursuant to the order of a court of competent jurisdiction, and (vi) information disclosed in connection with dispute resolution procedures pursuant hereto between the Company and XOX.

      (b) XOX shall make reasonable efforts to protect the Company Confidential Information which has been identified in writing to XOX as Company Confidential Information, including, without limitation, imposing contractual confidentiality and non-competition obligations upon all individuals, Affiliates, employees of Affiliates, and Third Parties who are provided any portion of the same, to the extent legally permissible. XOX's obligations pursuant to this Section 7.06(b) above shall not apply to: (i) information that, at the time of disclosure, is, or, after disclosure, becomes generally known or available to the public other than as a consequence of the XOX's breach of this Agreement; (ii) information that was known or otherwise available to XOX prior to disclosure by XOX; (iii) information disclosed by a third party to XOX after disclosure by XOX if such third party's disclosure neither violates any obligation of the third party to the Company nor is a consequence of XOX's breach of this Agreement; (iv) information that the Company authorizes for release, (v) information required to be disclosed pursuant to the order of a court of competent jurisdiction, and
(vi) information disclosed in connection with dispute resolution procedures pursuant hereto between the Company and XOX.

      (c) Each of XOX and the Company acknowledges that any breach of this
Section 7.06 would subject the non-breaching party hereto to irreparable harm and that the non-breaching party hereto shall be entitled to seek an injunction to enforce such provision. In addition, the non-breaching party hereto shall be entitled to seek recovery for any monetary damages it may also suffer as a result of the breach of the foregoing warranties and representations or any other provision of this Agreement in accordance with the provisions of Section
8.09 hereof. The remedies herein shall be in addition to, and not exclusive of, any other remedies to which the Company shall be entitled, including damages.

                          ARTICLE VIII. MISCELLANEOUS

      8.01 Disclaimer. Except as otherwise expressly provided in this Agreement, XOX MAKES AND THE COMPANY RECEIVES NO WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE; AND XOX SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY CONCERNING THE QUALITY OR PERFORMANCE OF THE SOFTWARE DEVELOPMENT ENVIRONMENT OR DOCUMENTATION.

      8.02 Integration. The provisions of this Agreement and the Ancillary Agreement constitute the entire agreement between the parties and supersede all prior agreements, oral or written, and all other communications relating to the subject matter hereof. Without limiting the generality of the foregoing, this Agreement and the Ancillary Agreement supersede the written agreements and licenses executed by XOX and the Company prior to the Effective Date, it being the intention of the parties hereto that this Agreement and the Ancillary Agreement be and set forth the exclusive terms of the agreements between the parties hereto with respect to the support and maintenance and the Conveyed Rights. Except as otherwise provided herein, the rights and obligations provided herein shall be cumulative of those set forth in the Ancillary agreement. There are no unwritten or oral agreements of the parties hereto.

      8.03 Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the parties hereto, and their successors or assigns.

      8.04 Headings. The headings, subheadings and captions found in this Agreement are for reference purposes only and are to be given no effect in the construction of this Agreement.

      8.05 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument. In the event that this Agreement is executed and delivered by telecopy, original executed copies hereof shall be forwarded by each party to the other within three business days following such delivery by fax.

      8.06 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      8.07 Attorneys Fees. If either party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings or otherwise, the non-prevailing party shall pay all costs and expenses, including, without limitation, reasonable attorneys' fees incurred by the prevailing party.

      8.08 Judicial Proceeding. The parties shall give each other immediate notice of any attachment or other judicial process affecting the Conveyed Rights.

      8.09 Arbitration. Except as provided for in Section 5.02, the parties agree to resolve any disputes related to or arising out of this Agreement or the Assignment Agreement as provided in Exhibit C, the terms of which are incorporated herein by reference.

      8.10 Jurisdiction/Choice of Law. This Agreement shall be deemed accepted and delivered in and governed by and construed under the laws of the State of Texas and the United States of America. No conflicts of law rule or law which may refer to the laws of another state, republic or country shall be considered. The Parties consent to the jurisdiction and venue of the federal and state courts located in Harris County, Texas concerning any disputes or claims arising from or connected to this Agreement and agree that any action concerning any disputes or claims from or connected to this Agreement shall, to the extent not covered by arbitration as provided for in Section 8.09 hereof, be conducted solely within the courts situated therein. The parties hereby exclude the application of The Convention for the International Sale of Goods.

      8.11 Third-Parties. Nothing in this Agreement shall be construed to create any duty standard of care with reference to, or liability of a party to, any Person other than a party.

      8.12 United States Laws. The parties agree that this Agreement is subject to United States export controls and regulations and understand the necessity for obtaining export licenses and the like and agree to cooperate to secure and faithfully perform under such licenses.

       8.13 No Joint Venture. Nothing herein shall be deemed to make either party the agent or the partner of the other, or to create a partnership or joint venture between the parties, and no party shall have the power to bind the other in any way.

       8.14 All or Any Part of Conveyed Rights. Each reference herein to any right of the Company (i) to enforce, use, own, sell, convey, license, sublicense, distribute, produce, reproduce, display, modify, enhance, improve or alter the Conveyed Rights, (ii) to prepare derivative works based on the Software, (iii) subject to the express terms hereof, to authorize others, and to convey, assign, transfer or license to others the right, to do some or all of the foregoing, and (iii) to protect and defend its rights to the Conveyed Rights, shall be deemed to be a reference to all or any part of the Conveyed Rights, it being the intention of the parties hereto to grant to the Company the rights described herein with respect to all or any part of the Conveyed Rights and to allow for the exercise of such rights by the Company with respect to all or any part of the Conveyed Rights.

      8.15 No Partition. The Company shall not initiate any action to partition its interests in the Conveyed Rights.

      8.16. New Applications. Nothing contained in this Agreement shall limit or restrict the power, right or authority of the Company to (i) create or develop new geometric modeling applications using the Software, or (ii) create or develop any substitute or replacement for the Software.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized representatives as of the date first above written.

                                      Company:

                                      SCHLUMBERGER TECHNOLOGY
                                       CORPORATION



                                      By:
                                         ---------------------------------------
                                      Print Name:
                                                 -------------------------------
                                      Print Title:
                                                  ------------------------------


                                      XOX:

                                      XOX CORPORATION

                                      By:
                                         ---------------------------------------
                                      Print Name:
                                                 -------------------------------
                                      Print Title:
                                                  ------------------------------

                                    EXHIBIT A
                                 STANDARD TERMS

The following are the Terms and Conditions under which GeoQuest [INSERT NAME OF APPLICABLE COMPANY], ("GeoQuest") sells, leases, and/or licenses Products and Services.

1.0   DEFINITIONS

1.1 "Documentation" refers to manuals, handbooks, maintenance libraries, and other publications in whatever form listed in GeoQuest's Price List or supplied in connection with Services.

1.2 "Equipment" refers to computer related hardware and other equipment that is listed on a quotation.

1.3 "External Software" refers to stand-alone, off-the-shelf application software packages listed on the quotation which are licensed to Customer in accordance with these Terms and Conditions by the applicable third party software vendors. Such third party software vendors are third party beneficiaries to this License Agreement and shall have the right to enforce these Terms and Conditions to the extent they apply to External Software.

1.4 "Party" refers to GeoQuest or Customer, "Parties" refers to GeoQuest and Customer.

1.5 "Products" refers to items listed on a quotation, including but not limited to Software and Equipment.

1.6 "Proprietary Information" refers to, without limitation, Software (including all enhancements, updates, corrections, derivative works and other modifications thereto); Documentation, diagnostic software, equipment or other materials used by GeoQuest in the performance of installation, warranty work or services which may be furnished with Products or stored at Customer's facility; Equipment design information; GeoQuest supplied printed materials; visually transmitted information; and any modifications or components thereof, whether made by GeoQuest or Customer.

1.7 "Service Descriptions" refers, as applicable, to documents, including Standard Terms and Conditions for Equipment Maintenance; Software Maintenance; and On-Site Customer Support, issued by GeoQuest that provide information regarding GeoQuest's and Customer's obligations for Services provided under these Terms and Conditions.

1.8 "Services" refers to GeoQuest software, equipment, customer support, and educational services (including implementation and maintenance services), listed on a quotation or Maintenance Agreement for which there is a Service Description.

1.9 "Software" refers to software listed on a quotation including, without limitation, application software, systems software, External Software, microcode and firmware, and where included, documentation and manuals related thereto. For Software, the term "purchase" or "sale" means "license".

1.10 "Software License" refers to the software license granted by GeoQuest in accordance with Article 10.0.

2.0   ORDERS

      Prices and fees for Products and Services will be as specified in a quotation that is current at the time an order is accepted, or in the absence of a quotation, shall be GeoQuest's then-current standard prices and fees. Prices for Services provided under an accepted quotation may be changed by GeoQuest effective January 1 of the next year, on thirty (30) days' written notice to Customer.

3.0   PAYMENT

3.1 Purchase. For Product purchases, Customer shall make full payment within [*] after the date of shipment of the Products, provided Customer maintains credit arrangements satisfactory to GeoQuest. Customer shall make full payment for Services and other items described herein for which no "shipment" is involved within [*] after receipt of invoice. All payments shall be made in the currency set forth on the quotation (or in U.S. dollars if no other currency is indicated).

3.2 Lease. If the quotation or Service Description provides for a lease or rental to Customer of Products from GeoQuest, GeoQuest's Standard Leasing Terms and Conditions, attached hereto, shall apply in addition to these Terms and Conditions.

4.0   TAXES

      Prices listed do not include any local, state or federal sales, use, excise, personal property, value added, import/export, or other similar taxes or duties, which may be assessed in connection with the Products, and Customer agrees to pay all such assessments. In the event GeoQuest must initially pay such assessments, Customer agrees to reimburse GeoQuest within [*] after receipt of GeoQuest's invoice. Taxes based upon GeoQuest's income shall be the sole responsibility of GeoQuest.

5.0   SHIPMENT

5.1 Shipment. Prices exclude shipping charges. Products will be shipped FOB point of origin. Customer will be responsible for shipping charges and for procuring insurance, unless otherwise specified. Customer shall assume all risks of loss upon GeoQuest's delivery to the carrier.

5.2 Security Interest. GeoQuest retains title to and a security interest in the Equipment as security for Customer's payment for the Equipment until the purchase price for the Equipment has been paid in full. Customer agrees to execute such documents as GeoQuest may reasonably require to perfect and further evidence this security interest.

6.0   INSTALLATION

6.1 Equipment. GeoQuest shall install Equipment if the price includes installation or if Customer separately purchases installation services.



[*] Confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

6.2 Software. Software shall be installed onto GeoQuest-authorized servers and/or computers in accordance with Article 10.3.2. Unless GeoQuest installation services have been ordered, Customer shall perform such installation.

6.3 Customer Responsibilities. Customer shall provide the necessary environment and electrical power supply connections as specified by GeoQuest and the equipment manufacturer and shall be responsible for transporting the Equipment to its location within Customer's facility.

7.0   CANCELLATION CHARGES

      In the event Customer cancels an order for Products, Customer shall pay within thirty (30) days thereafter a cancellation charge in the amount of ten percent (10%) of the total price for the canceled Products. No cancellation by Customer will be accepted after the date of shipping, or for Products being specially developed for Customer once development has commenced. For Products ordered from GeoQuest suppliers on behalf of Customer, the "date of shipment" shall be the date Products are shipped from the GeoQuest supplier(s).

8.0   WARRANTY

8.1   Equipment Warranty.

8.1.1 Equipment sold is warranted to be in good and serviceable condition. The warranty period for Equipment shall be as specified in the quotation, or for a period of ninety (90) days if no such warranty period is specified. The warranty period begins on the date installation is completed or upon delivery if the Equipment is installed by Customer. If GeoQuest is prevented from installing the Equipment by causes beyond its control for more than thirty (30) days from the date of delivery, the warranty period will commence on the thirtieth (30th) day after delivery.

8.1.2 Equipment may also be warranted by the third party supplier. GeoQuest's sole liability and Customer's sole remedy for breach of this warranty is limited at GeoQuest's sole option to either: (a) the repair or replacement of the defective Equipment or part, or (b) the refund of the purchase price of the defective Equipment which is returned by Customer at Customer's cost to the location specified by GeoQuest.

8.2   Software Warranty

8.2.1 The warranty period for Software shall be: (a) ninety (90) days from the date of delivery of the Software, or (b) one hundred twenty (120) days from the date of shipment to Customer, whichever occurs first.

8.2.2 Subject in all cases to Article 8.3, during the warranty period, GeoQuest warrants: (a) that the Software shall function substantially in accordance with published GeoQuest product specifications at the time the order is accepted; and (b) that GeoQuest shall correct Software defects which prevent the substantial use of the Software in accordance with such product specifications.

8.2.3 Due to the complex nature of Software, GeoQuest does not warrant that Software is error free or that all errors will be corrected.

8.3 External Software. GeoQuest does not warranty the form or content of External Software or related documentation, which GeoQuest provides "as is".

8.4 Service Warranty. GeoQuest will use reasonable efforts to provide Service for Products pursuant to these Terms and Conditions subject to Customer's fulfillment of its obligations.

8.5 Limitations. GeoQuest's sole responsibility under these warranties shall be to provide the Products described in the quotation. Warranties described in Sections 8.1 and 8.2 and Services do not include warranties or Services for: (a) any products other than Products listed in the quotation, or (b) conditions resulting from improper use or storage of the Products or operation of the Products outside the specified environmental conditions, or (c) conditions resulting from causes external to the Products after delivery, or (d) conditions resulting from modifications to the Products other than modifications made by GeoQuest or GeoQuest's service vendor, or (e) conditions resulting from Customer's movement of the Products, or (f) Products from which GeoQuest's or GeoQuest's service vendor's serial numbers have been removed, or (g) use of Software with operating system software versions other than GeoQuest-designated versions.

8.6 Disclaimer of Warranties. Except as expressly stated herein, GEOQUEST MAKES NO WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, WITH RESPECT TO THE PRODUCTS/SERVICES PROVIDED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

9.0   SERVICES

9.1 Supplemental Terms and Conditions. To the extent the quotation or Service Description includes Customer's purchase of software maintenance; hardware maintenance; and/or on-sight support, separate GeoQuest terms and conditions for each of such services, attached hereto as applicable, shall apply to such services in addition to these Terms and Conditions.

9.2 Service Term. GeoQuest, or GeoQuest's service vendor, shall provide the Services described in the quotation for the term specified therein and/or in the Service Description.

9.3 Add-on Products. Add-on Products approved for use and service as part of an earlier-acquired GeoQuest system shall be placed under the applicable GeoQuest service contract covering the GeoQuest system, if any. The add-on Products will be serviced for the remainder of the service contract term following the warranty period for the add-on Products, and the cost of this additional service contract coverage shall be based on appropriate prorating of the then current list price for service of the add-on Products.

9.4 Movement of Products. Customer shall give GeoQuest sixty (60) days' prior written notice of any movement of the Products to any other location. If the Products are moved to a location serviced by GeoQuest, the Products shall continue to be serviced under this Agreement and shall be subject to any additional fees in accordance with the then current price list. Customer shall be responsible for any costs of de-installation, packing, transporting, unpacking, installation and repair necessitated by the move.

10.0   SOFTWARE LICENSE

10.1 License. GeoQuest grants to Customer a nonexclusive, nontransferable license to use Software and Proprietary Information described in the quotation in accordance with these Terms and Conditions. This Software License shall commence upon GeoQuest's delivery of Software to Customer and shall continue unless terminated by default or cancellation. GeoQuest (and/or when applicable GeoQuest's licensor(s)) shall at all times retain title, copyright and proprietary ownership of Software and Proprietary Information, including all components, additions, modifications and updates. Where title to certain Software is retained by GeoQuest's licensors, GeoQuest represents that it has the authority to license such Software to Customer. While providing the Services, GeoQuest develops additional expertise, know-how and other intellectual property which are GeoQuest's exclusive property and which GeoQuest may freely utilize in providing services for its other customers. Except where expressly and specifically indicated in writing, and in exchange for appropriate payment, GeoQuest does not develop any intellectual property (including copyrights, patents, know-how, and expertise) for ownership by Customer under these Terms and Conditions, and GeoQuest retains sole ownership of any such items created during the course of providing Services hereunder.

10.2 License Termination. Subject to the right to cure for non-payment, GeoQuest shall have the right, immediately upon any default by Customer, to pursue all available remedies at law or equity, and may terminate this Software License and/or these Terms and Conditions. Upon termination of this Software License, Customer shall discontinue all use of the Software and return the Software and Proprietary Information to GeoQuest, including all copies. If Customer ceases to operate for any reason, including but not limited to bankruptcy or dissolution, and the Software is not transferred in accordance with Article 10.6, Customer shall return the Software to GeoQuest. Customer shall, upon GeoQuest's request, certify that all such Software, Proprietary Information, and copies have been returned to GeoQuest.

10.3   Use

10.3.1 For purposes of these Terms and Conditions and this Software License, the term "use" shall be limited to the processing of information and the process of copying, recording, or transcribing Software. Use does not include modifying Software in any way, creating derivative versions thereof, reverse assembling, reverse compiling, or reverse engineering Software or distributing it to other parties or making it available for any use, directly or indirectly, by another person, any such utilization of Software being hereby expressly prohibited.

10.3.2 Software shall be used solely in conjunction with GeoQuest-authorized computers, servers, and workstations, at authorized locations, and accessed by only the agreed number of seats for which Customer is licensed. A GeoQuest-authorized computer or server is the processor or equipment configuration on which the Software is first installed pursuant to the license grant. A GeoQuest-authorized workstation includes all workstations on a Local Area Network that are physically located within five hundred (500) meters of a GeoQuest-authorized server.

10.3.3 Licensed use shall be restricted to the processing or interpretation by Customer of geoscience, reservoir, and production related data owned or licensed by Customer in connection with: (a) oil, gas and other natural resource development ventures where Customer is active as operator or partner; and (b) evaluations for Customer's internal use of such ventures in which Customer contemplates becoming active as operator or partner.

10.3.4 Storage media which Customer receives from GeoQuest may contain certain software which is not covered in the quotation. If Customer desires to obtain a license for such separate software, Customer must obtain the appropriate licenses from GeoQuest. Customer agrees to comply with and not deliberately modify or make inoperable any feature which is incorporated in the Software to prevent access to unlicensed software. Customer acknowledges that Software and Equipment may now or in the future contain security devices for the protection of Software.

10.3.5 GEOQUEST DOES NOT GUARANTEE RESULTS. ALL INTERPRETATIONS USING THE PRODUCTS, AND ALL RECOMMENDATIONS OR RESERVOIR DESCRIPTIONS BASED UPON SUCH INTERPRETATIONS, ARE OPINIONS BASED ON INFERENCES FROM MEASUREMENTS AND EMPIRICAL RELATIONSHIPS AND ON ASSUMPTIONS, WHICH INFERENCES AND ASSUMPTIONS ARE NOT INFALLIBLE, AND WITH RESPECT TO WHICH COMPETENT SPECIALISTS MAY DIFFER. IN ADDITION, SUCH INTERPRETATIONS, RECOMMENDATIONS AND RESERVOIR DESCRIPTIONS MAY INVOLVE THE OPINION AND JUDGMENT OF CUSTOMER. CUSTOMER HAS FULL RESPONSIBILITY FOR ALL INTERPRETATIONS, RECOMMENDATIONS AND RESERVOIR DESCRIPTIONS UTILIZING THE PRODUCTS. GEOQUEST CANNOT AND DOES NOT WARRANT THE ACCURACY, CORRECTNESS OR COMPLETENESS OF ANY INTERPRETATION, RECOMMENDATION OR RESERVOIR DESCRIPTION. UNDER NO CIRCUMSTANCES SHOULD ANY INTERPRETATION, RECOMMENDATION OR RESERVOIR DESCRIPTION BE RELIED UPON AS THE SOLE BASIS FOR ANY DRILLING, COMPLETION, WELL TREATMENT, PRODUCTION OR OTHER FINANCIAL DECISION, OR ANY PROCEDURE INVOLVING ANY RISK TO THE SAFETY OF ANY DRILLING VENTURE, DRILLING RIG OR ITS CREW OR ANY OTHER INDIVIDUAL. CUSTOMER HAS FULL RESPONSIBILITY FOR ALL SUCH DECISIONS AND FOR ALL DECISIONS CONCERNING OTHER PROCEDURES RELATING TO THE DRILLING OR PRODUCTION OPERATION. CUSTOMER AGREES THAT GEOQUEST SHALL HAVE NO LIABILITY TO CUSTOMER OR TO ANY THIRD PARTY FOR ANY ORDINARY, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOSSES WHICH MIGHT ARISE DIRECTLY OR INDIRECTLY BY REASON OF CUSTOMER'S USE OF THE PRODUCTS. CUSTOMER SHALL PROTECT, INDEMNIFY, HOLD HARMLESS AND DEFEND GEOQUEST OF AND FROM ANY LOSS, COST, DAMAGE, OR EXPENSE, INCLUDING ATTORNEYS'FEES, ARISING FROM ANY CLAIM ASSERTED AGAINST GEOQUEST THAT IS IN ANY WAY ASSOCIATED WITH THE MATTERS SET FORTH IN THIS ARTICLE 10.3.

10.3.6 Software is licensed for use in the country where first delivered and may not be transferred outside such country without GeoQuest's prior written consent.

10.4 Copying Software. Customer is encouraged to duplicate Software and Customer's data maintained by such Software FOR BACKUP PURPOSES ONLY to protect against the loss of Customer's data. Customer may make archival copies of the Software as provided in the Copyright Law of the United States. Customer agrees not to copy or reproduce Software or any portion thereof for any other purpose. Customer shall reproduce all copyright, patent, and proprietary rights notice(s) as a part of the informational content of any copy of the Software in any form. In the case of disc, tape, or other storage media, Customer shall reproduce such notice(s) in a visually legible form on the exterior of the media or first page of the printed volume.

10.5   Protection of Proprietary Information.

10.5.1 GeoQuest grants no title or license to Proprietary Information, which remains the exclusive property of GeoQuest and, where applicable, GeoQuest's third party licensors. Customer agrees to secure properly such material and not to use it in any manner, except as provided in these Terms and Conditions, or make it available to third parties without GeoQuest's prior written consent. Customer agrees to keep confidential all Proprietary Information during the term of this Software License and thereafter for a period of five (5) years from the termination of this Software License, and agrees to the subsequent return or destruction of all Proprietary Information. Customer shall disclose the Proprietary Information only to its employees on a need-to-know basis. Customer shall maintain adequate internal procedures, including appropriate binding agreements with Customer's employees, to protect the Proprietary Information in the same manner as Customer protects Customer's own confidential proprietary information.

10.5.2 Nothing in these Terms and Conditions shall impose an obligation of confidentiality on Customer with respect to Proprietary Information which is: (a) rightfully in Customer's possession in a substantially complete and tangible form prior to the time it is received from GeoQuest, (b) hereafter furnished to others by GeoQuest without restrictions on disclosure and use, (c) hereafter furnished to Customer by a third party as a matter of right and without restriction on disclosure or use, or (d) independently developed by Customer without breach of these Terms and Conditions.

10.5.3 Customer shall give thirty (30) days' prior written notice to GeoQuest before any proposed disclosure or use of any Proprietary Information other than as specifically provided herein that Customer nonetheless considers to be unrestricted by the non-disclosure obligations created hereunder. Such notice shall designate the Proprietary Information to be disclosed or used and the facts which give rise to Customer's belief that the proposed disclosure or use is unrestricted by the non-disclosure obligations created by this Article.

10.6 Assignment. No rights or obligations under this Software License or these Terms and Conditions shall be assigned by either party and any purported assignment shall be void, except that either party may assign their rights and obligations under this Software License of these Terms and Conditions to its successor in interest in the event of a merger, corporate reorganization, or sale of all or substantially all of its assets relating to the business to which these Terms and Conditions pertain, and except that GeoQuest may freely assign its rights and obligations under this Software License or these Terms and Conditions to any Schlumberger affiliated company.

11.0   DEFAULT AND REMEDIES

11.1   Customer Default

11.1.1 Customer shall be in default for failure to meet its payment obligations. Customer shall have thirty (30) days to cure such a default. However, GeoQuest has the right to charge Customer interest at the rate of 1.25% per month (or such lower rate as may be prescribed by applicable law) on any overdue payments. GeoQuest's right to require interest shall not foreclose GeoQuest from any other remedy provided by these Terms and Conditions or applicable law.

11.1.2 Customer shall be in default for its failure to perform any material obligation under, or for any material breach of, these Terms and Conditions, and for any disclosure or use contrary to the terms of the Software License.

11.1.3 Notwithstanding any other provisions contained in the Software License or these Terms and Conditions, the parties agree that a default caused by an unauthorized disclosure or use of the Proprietary Information could cause GeoQuest irreparable harm. Accordingly, the parties agree that GeoQuest will be entitled to seek timely injunctive relief to prevent Customer from completing any unauthorized disclosure or use.

11.2   GeoQuest Default

       Should GeoQuest default under these Terms and Conditions, Customer shall give GeoQuest thirty (30) days' written notice to enable GeoQuest to cure such default. If GeoQuest fails to cure such default within said thirty (30) day period, Customer shall have the right to pursue all available remedies at law or equity. Any action brought against GeoQuest under these Terms and Conditions must be brought within twelve (12) months after the cause of action arises.

12.0   PATENT AND COPYRIGHT INDEMNITY

       GeoQuest shall defend, or at its option settle, any claim, proceeding or action brought against Customer based upon a claim that a Product supplied by GeoQuest constitutes a direct infringement of a patent or copyright issued under the laws of the country of original delivery, and GeoQuest shall pay those costs and damages finally awarded against Customer in any such action or proceeding which result from any such claim, provided always that GeoQuest shall have no liability under this
       Article: (a) unless GeoQuest is notified promptly in writing by Customer of each notice and communication regarding such claim, is given the complete authority, information and assistance necessary for such defense, and is given sole control of the defense of any action on such claim and of all negotiations for its settlement or compromise, or (b) if Customer makes any admission regarding infringement.

       Should a Product become, or in GeoQuest's opinion be likely to become, the subject of a claim of infringement the like under such patent or copyright laws, Customer shall permit GeoQuest, at GeoQuest's option, to either: (a) procure for Customer the right to continue using the Product,
       (b) replace or modify the Product so that it becomes non-infringing (provided the same level of functionality is maintained), or (c) accept the return of the Product and grant Customer a credit for the then depreciated value of the infringing Product, which for the purposes of this Article shall be presumed to depreciate by [*]. If the infringing Product is leased or rented to Customer, GeoQuest may terminate the lease or rental and Customer's sole remedy in such case shall be the return by GeoQuest of any payments made by Customer for periods after such termination.

       GeoQuest shall have no liability or obligation to Customer under this Article for any patent or copyright infringement or claim thereof based upon: (a) GeoQuest's compliance with Customer's specifications,(b) the combination of the Product with other items not furnished or approved in writing by GeoQuest, (c) any unauthorized addition to or modification of the Product, (d) any use of the Product in the performance of a method or process (practice of a process), except where such practice is solely completed by or within the Product, or (e) information, service or assistance provided by GeoQuest to Customer, excluding software programs and maintenance/operation manuals. Customer shall defend and hold GeoQuest harmless against any expense, judgment or loss for alleged infringement of any patent, copyright or other proprietary right which results from a claim based upon (a), (b), (c), (d), or (e).

13.0   LIMITATIONS ON REMEDIES

       GeoQuest's liability for any breach of this Software License or these Terms and Conditions, or for personal injury or property damage arising from the use or installation of the Products shall not exceed the purchase price paid for the Products and IN NO EVENT SHALL GEOQUEST BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING ANY DAMAGES RESULTING FROM LOSS OF USE, LOSS OF DATA, LOSS OF PROFIT, OR LOSS OF BUSINESS WHETHER ARISING OUT OF OR IN CONNECTION WITH THE PERFORMANCE OF THE PRODUCTS OR ANY OTHER MEANS, AND REGARDLESS OF THE FORM OF ACTION UPON WHICH A CLAIM FOR SUCH DAMAGES MAY BE BASED, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR ANY OTHER LEGAL OR EQUITABLE THEORY. THESE LIMITATIONS SHALL APPLY EVEN IF ANY LIMITED REMEDY FAILS IN ITS ESSENTIAL PURPOSE. Customer shall at all times be responsible for product(s) produced by Customer and for providing back-up for all software applications and data files stored in the Products.

14.0   FORCE MAJEURE

       Neither party shall be responsible for delays or failures in performance resulting from events or circumstances beyond the control of such party. Such events shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental acts or regulations, fires, communication line failures, power failures, and earthquakes. Force Majeure cannot be used to excuse or delay any payment obligation.

15.0   ARBITRATION

       Subject to these Terms and Conditions, any controversy or claim arising out of or relating to the Products covered in the quotation, or these Terms and Conditions, or any breach thereof, shall be settled in [INSERT APPLICABLE LOCATION] by arbitration in the English language in accordance with the Commercial Arbitration Rules OF [INSERT AMERICAN ARBITRATION ASSOCIATION



[*] Confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

       OR INTERNATIONAL CHAMBER OF COMMERCE] and Judgment upon the award rendered by the Arbitrator(s) may be entered in any Court having jurisdiction thereof. Any award rendered by the Arbitrator(s) may include costs against either Party, but under no circumstances are the Arbitrator(s) authorized or empowered to award compensatory, punitive or multiple damages against either Party.

16.0   EXPORT ADMINISTRATION ACT

       Regardless of any disclosure by Customer to GeoQuest of the contemplated ultimate destination of the Products, Customer shall not export or re-export, directly or indirectly, any Product (or the "direct product" of any software Product) without first obtaining an export (or re-export) license from the Department of Commerce or other agency of the United States Government, as required.

17.0   APPLICABLE LAW AND SUCCESSORS

       These Terms and Conditions shall be construed and interpreted in accordance with the laws of the [INSERT STATE OF TEXAS OR UNITED KINGDOM]. These Terms and Conditions and this Software License are binding upon, and shall inure to the benefit of the heirs, personal representatives, authorized assignees, and successors in interest of the business of either Party, subject to Article 10.0.

18.0   INTEGRATION

       Service Descriptions and quotations that are the subject of Customer's order shall be considered part of these Terms and Conditions and are provided to Customer, or if not provided, are available to Customer upon request. GeoQuest's acceptance of Customer's order will form an agreement subject only to these Terms and Conditions and is expressly conditional on Customer's assent to these Terms and Conditions. THESE TERMS AND CONDITIONS WILL SUPERSEDE ANY PREVIOUS OR CONTEMPORANEOUS COMMUNICATIONS, REPRESENTATIONS, OR AGREEMENTS BY EITHER PARTY WHETHER VERBAL OR WRITTEN INCLUDING ANY TERMS AND CONDITIONS ON CUSTOMER'S ORDER. CUSTOMER HAS NOT RELIED UPON ANY REPRESENTATIONS, ORAL OR WRITTEN, EXCEPT AS ARE MADE IN THIS AGREEMENT. ANY MODIFICATION TO THESE TERMS AND CONDITIONS MUST BE
       IN WRITING AND SIGNED BY AUTHORIZED REPRESENTATIVES OF GEOQUEST AND CUSTOMER.

19.0   SEVERABILITY AND HEADINGS

       The unenforceability of any provision hereunder shall have no effect upon the remaining provisions, which shall continue in full force and effect. All paragraph headings are purely for convenience and do not form any part of these Terms and Conditions.

                                    EXHIBIT B
                                    SOFTWARE

THE SOFTWARE DELIVERABLE SHALL CONSTITUTE ALL OF XOX's SHAPES TECHNOLOGY, SHALL INCLUDE LIBRARIES SUPPORTED ON SUN, SGI, AND WINDOWS NT INTEL ARCHITECTURE PLATFORMS, AND SHALL INCLUDE (WITHOUT LIMITATION):

(a) libShapes.a(.so), Shapes.lib(.dll), SHAPES Geometry Kernel
    [*]

(b) libShapesMT.a(.so), ShapesMT.lib(.dll), SHAPES Micro-Topology Module
    [*]

(c) libShapesIcdt.a(.so), Icdt.lib(.dll), SHAPES Incremental, constrained Delaunay tessellator
    [*]

(d) libShapesWIntp.a(.so), ShapesWIntp.lib(.dll), SHAPES web interpolator
    [*]

(e) PATCH MODULES
    [*]

(f) libShapesWSmooth.a, ShapesWebSmooth.lib(.dll), SHAPES Web Smoother
    [*]

(g) [*].



[*] Confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

[*]

(h) DEBUGGING AND OTHER ANALYSIS TOOLS, INCLUDING MemStubs_{sgi, solaris}.obin, MemError_d_{sgi, solaris}.o_bin, Mem_d_{sgi, solaris}.O_bin.

[*]



[*] Confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT C
                                   ARBITRATION

Arbitration

       (a) Any dispute, controversy, claim or other matter in question between the parties hereto arising out of or relating to this Agreement or any other document or instrument executed by the parties hereto in connection with the Agreement or contemplated in any of the foregoing, including all issues of fact and law (for the purposes of this Exhibit C, the "Claim"), shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Commercial Arbitration Rules"), except as provided in Section 5.02 and this Exhibit C. Without limiting the generality of the foregoing, "Claims" shall also include any dispute, controversy, claim or other matter in question rising out of or related to this Agreement or any document or instrument executed by the parties hereto in connection herewith, it being the purpose and intent hereof to evidence the agreement of all the parties hereto to submit all Claims to arbitration, including claims for tortuous interference or statutory claims arising before, during or after the termination of this Agreement, providing that such claim touches upon matters covered by this Agreement. Notice of demand for arbitration shall be filed in writing with all parties to this Agreement as to whom the Claim is alleged and with the American Arbitration Association (the "AAA"). For Claims in which the amount in controversy or dispute is less than $500,000, the arbitration proceeding shall be conducted by one impartial neutral arbitrator, and for Claims in which the amount in controversy or dispute is $500,000 or more, the arbitration proceeding shall be conducted by a panel of three impartial neutral arbitrators. Each arbitrator (whether one or three, as applicable) shall be appointed from a panel in accordance with the Commercial Arbitration Rules of the AAA; provided however, (i) arbitrators shall be selected by the AAA from the listing of proposed arbitrators (to be submitted to the parties to the dispute) on the Texas Large Complex Case Panel, and if no arbitrator is selected from such Large Complex Case Panel, then the arbitrators shall be selected in accordance with the AAA rules from the Commercial Arbitration Panel List, and (ii) if the requisite number of impartial neutral arbitrators cannot be selected and appointed by the parties to the dispute from the first list of names submitted by the AAA, then the AAA shall submit to each party to the dispute a second list of names of persons chosen from the panel, and if a neutral impartial arbitrator cannot be appointed for any reason from said second list, then the AAA shall then be deemed authorized and directed to and shall select and appoint, on behalf of all parties to the dispute, the requisite number (as applicable) of impartial neutral arbitrators (but in no event shall the AAA appoint an arbitrator whose name has previously been rejected by the parties to the dispute). All persons submitted as prospective arbitrators by the AAA shall be persons having substantial knowledge of substantive commercial laws and the general issues in question for arbitration.

The arbitrator(s) shall honor and apply any common law or statutory defenses to a Claim. This arbitration agreement permits any party to apply to a court of any competent jurisdiction at any time for injunctive relief to maintain the status quo prior to any arbitration and during the pendency thereof.

       (b) The arbitrator(s) shall conduct the arbitration proceeding in Houston, Texas as provided hereinabove and in the Commercial Arbitration Rules. Time is of the essence in connection with the conduct of such arbitration proceedings, and the arbitrator shall conduct the proceedings as expeditiously as possible. English shall be the exclusive language for conduct of the arbitration proceedings. The arbitrator rendering the judgment or award shall deliver a brief written, reasoned opinion explaining such judgment or award and the legal and factual reasons therefor. This agreement to arbitrate shall be specifically enforceable under applicable law in any court of competent jurisdiction. The award rendered by the arbitrator shall be final, and such judgment shall be entered upon it in accordance with applicable law in a court having jurisdiction thereof. The parties hereto agree to expedite and cooperate in obtaining the entry of judgment with respect to such award. A demand for arbitration shall be made within a reasonable time after the Claim or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such Claim or the matter would be barred by applicable statutes of limitation. The arbitrator rendering the judgment shall not, and is expressly denied the power to, award exemplary or punitive damages to any party; provided that in the event a court determines that the foregoing express waiver of punitive or exemplary damages is unenforceable, then the arbitrator, and not a court, shall determine if punitive or exemplary damages shall be awarded.

       (c) The party prevailing on substantially all of its claims shall be entitled to recover its costs, including, the arbitrators' fees, and its attorneys' fees for the arbitration proceedings, as well as for any ancillary proceeding, including a proceeding to compel or enjoin arbitration, to request interim measures, or to confirm or set aside an award. The parties shall be entitled to engage in reasonable discovery, including requests for the production of relevant documents. Depositions in excess of three per party may be ordered by the arbitrator(s) only upon a showing of need.

                                SCHEDULE 5.01(a)
                                 CONVEYED RIGHTS




                                      None

                                SCHEDULE 5.01(b)
                                     CLAIMS





                                      None

                                SCHEDULE 5.01(c)
                          LIENS AND SECURITY INTERESTS
                             THAT HAVE BEEN RELEASED


                                       [*]



[*] Confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

                                SCHEDULE 5.01 (d)
                               THIRD PARTY CLAIMS


                                       [*]



[*] Confidential portion has been omitted and filed separately with the Securities and Exchange Commission.

                                SCHEDULE 5.01(e)
                              THIRD-PARTY SOFTWARE


                                      [*]



[*] Confidential portion has been omitted and filed separately with the Securities and Exchange Commission.